Exhibit 10.08

AMENDMENT

BY AND BETWEEN:

0685797 BC Ltd	AND:	S2C GLOBAL SYSTEMS, INC.
c/o 1650-1188 West Georgia,		1650-1188 West Georgia Street,
Vancouver, BC V6E 4A2		Vancouver, BC V6E 4A2

The parties hereby agree to amend the agreement dated the 11th day August 2005, for reference attached hereto as “Schedule A”. The specific article to be amended is item 4 previously reading as follows:

4.

Conversion Option. Payee may convert the entire principal and accrued interest amount outstanding under this Note at any time before the close of business on December 31st, 2005 (the “Conversion Date”) into share of S2C’s Class “A” (the Common Stock) at $0.01 per share, subject to adjustment in certain events. In addition, if S2C desires to retire the principal amount of this Note prior to the Conversion Date, S2C shall first deliver written notice of S2C’s intent to do so at least five (5) business days prior to the proposed retirement date and Payee may convert this Note into shares of S2C’s Common Stock at the Conversion Price on such date. Upon the surrender of this Note, accompanied by Payee’s written request for conversion, S2C shall pay Payee within sixty (60) days all interest accrued on the unpaid principal indebtedness evidenced by the provisions of this Note to the date of conversion and issue and deliver to Payee certificates evidencing the appropriate number of shares of Common Stock. If a portion of such principal is converted, S2C shall deliver to Payee a certificate for the proper number of shares of Common Stock for the portion of that principal indebtedness evidenced by the provisions of this Note.

Will now be amended to read:

4.

Conversion Option. Payee may convert the entire principal and accrued interest amount outstanding under this Note at any time before the close of business on December 31st, 2005 (the “Conversion Date”) into share of S2C’s Class “A” (the Common Stock) at $0.10 per share, subject to adjustment in certain events. In addition, if S2C desires to retire the principal amount of this Note prior to the Conversion Date, S2C shall first deliver written notice of S2C’s intent to do so at least five (5) business days prior to the proposed retirement date and Payee may convert this Note into shares of S2C’s Common Stock at the Conversion Price on such date. Upon the surrender of this Note, accompanied by Payee’s written request for conversion, S2C shall pay Payee within sixty (60) days all the interest accrued on the unpaid principal indebtedness evidenced by the provisions of this Note to the date of conversion and issue and deliver to Payee certificates evidencing the appropriate number of shares of Common Stock. If a portion of such principal is converted, S2C shall deliver to Payee a certificate for the proper number of shares of Common Stock for the portion of that principal indebtedness evidenced by the provisions of this Note.

Agreed this 8th day of November, 2005

S2C:

PAYEE

S2C Global Systems, Inc.

0685797 BC Ltd

/s/ Harold Forzley

/s/ Roderick Bartlett

_______________________

_____________________

Authorized Signatory

Authorized Signatory

SCHEDULE “A”

CONVERTIBLE PROMISSORY NOTE

BY AND BETWEEN:

0685797 BC Ltd	AND:	S2C GLOBAL SYSTEMS, INC.
c/o 1650-1188 West Georgia,		1650-1188 West Georgia Street,
Vancouver, BC V6E 4A2		Vancouver, BC V6E 4A2

1.  Principal.  FOR VALUE RECEIVED, THIS 11th day of August, 2005, S2C GLOBAL SYSTEMS, INC., a British Columbia corporation (the “S2C”), promises to pay to the order of 0685797 BC Ltd. (“Payee”), on or before September 1st, 2006 (the “Maturity Date”), at the address designated herein, or at such other place as may be designated from time to time by the Payee, and without set-off or counterclaim, the principal sum of ELEVEN THOUSAND FIVE HUNDRED DOLLARS ($11,500 CDN) CANADIAN DOLLARS in accordance with the terms of this Convertible Promissory Note (the “Note”).

2.  Interest Rate.  Interest on the principal balance of this Note from time to time outstanding shall be computed from the date on which this Note is made until the Maturity Date at the rate of fifteen percent (15%) per annum.

3.  Payments.

Principal and interest and other sums due under this Note are payable as follows:

(a)     Principal and Interest.  All outstanding principal, along with interest accrued on the outstanding principal balance of this Note from time to time outstanding shall be due and payable on the Maturity Date.

(b)     Prepayment of Principal.  Subject to Payee’s right to convert the principal of this Note into shares of S2C’s Common Stock in accordance with the provisions of Section 4 below, S2C may prepay all or any portion of the principal at any time without penalty.

(c)     Order of Crediting Payments.  All payments, regardless of characterization by S2C before, at or after tender to Payee, shall be credited first to the payment of interest and thereafter to the payment of principal.

4.   Conversion Option.  Payee may convert the entire principal and accrued interest amount outstanding under this Note at any time before the close of business on September 1st, 2006 (the “Conversion Date”) into share of S2C’s Class “A” (the Common Stock) at $0.01 per share, subject to adjustment in certain events. In addition, if S2C desires to retire the principal amount of this Note prior to the Conversion Date, S2C shall first deliver written notice of S2C’s intent to do so at least five (5) business days prior to the proposed retirement date and Payee may convert this Note into shares of S2C’s Common Stock at the Conversion Price on such date. Upon the surrender of this Note, accompanied by the Payee’s written request for conversion, S2C shall pay Payee within sixty (60) days all interest accrued on the unpaid principal indebtedness evidenced by the provisions of this Note to the date of conversion and issue and deliver to Payee certificates evidencing the appropriate number of shares of Common Stock. If a portion of such principal is converted, S2C shall deliver to Payee a certificate for the proper number of shares of Common Stock for the portion of that principal indebtedness evidenced by the provisions of this Note.

5.   Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon any conversion of the principal indebtedness evidenced by the provisions of this Note. In lieu of any fractional shares to which Payee would otherwise be entitled, S2C shall pay Payee cash in the amount equal to the Conversion Price for such fractional shares. Before Payee shall be entitled to convert the indebtedness evidenced by the provisions of this Note into shares of Common Stock and to receive certificates therefore, Payee shall surrender the original copy of this Note, duly endorsed and cancelled, at the office of S2C. S2C shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon mandatory conversion (described directly below) unless the original endorsed and cancelled original copy of this Note is either delivered to S2C, as specified above, or Payee notifies S2C that such original copy of this Note has been lost, stolen or destroyed and executes an agreement satisfactory to S2C to indemnify S2C from any loss incurred by S2C in connection with such original copy of this Note. S2C shall, as soon as practicable after such delivery of an original copy of this Note, or such agreement and indemnification but in no case later than 60 (60) days from such delivery, issue and deliver or cause to be issued and delivered at such office to Payee, a certificate or certificates for the number of shares of Common Stock to which Payee shall be entitled and a check payable to Payee in the amount of any cash amounts payable as a result of the conversion into fractional shares of Common Stock. In the case of any mandatory conversion pursuant to this Note, such conversion shall be deemed to have been made upon the date that the S2C’s stock transfer agent is notified in writing that such transfer is to take place; however, such written notification will be provided to S2C’s stock transfer agent no later than sixty (60) days after the event causing the conversion. The person or persons entitled to receive the shares of Common Stock issuable upon any such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

6.   Adjustment of Conversion Terms.  The Conversion Price and number of shares of Common Stock to be issued upon conversion or purchase shall be subject to adjustment from time to time upon the happening of certain events while the conversion or purchase right specified by the provisions of this Note remains outstanding, as follows:

(a)   Reclassification, etc.  If S2C at any time shall, by subdivision, combination or reclassification of securities, or otherwise, change any of the securities then purchasable upon the exercise of the conversion or purchase right specified by the provisions of this Note into the same or a different number of securities of any class or classes, the provisions of this Note shall thereafter evidence the right to purchase such number and type of securities as would have been issuable as the result of such change with respect to the securities which were subject to such conversion or purchase right immediately prior to such subdivision, combination, reclassification or other change. If shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both situations by the ration which the total number of shares of Common Stock to be outstanding immediately after the occurrence of such event bears to the total number of shares of Common Stock outstanding immediately prior to the occurrence of such event.

7.  Default.  Each of the following shall constitute an Event of Default under this Note:

(a) the failure to make any payment required by this Note within ten (10) days when due hereunder;

(b) the breach of any covenant set forth in, or any other default under, this Note, which is not cured within the applicable cure period, if any, specified herein;

(c)

S2C dissolves or is wound up; or

(d) S2C makes an assignment for the benefit of creditors, or commences or becomes subject to any case or proceeding under the Federal Bankruptcy Code or any other insolvency, receivership, reorganization, arrangement of debt, liquidation or debtor’s relief law wherein S2C is the debtor. In the event Payee believes an Event of Default has occurred, Payee shall be required to provide S2C written notice of Payee’s intent to exercise Payee’s rights under Section 6 hereof. S2C shall have ten (10) days from the date notice of default is given (pursuant to Section 7 hereof) to cure any alleged default.

8.  Investment Representation.  Payee hereby represents and warrants that payee has acquired this Note for purpose of investment and with not present intent to sell or distribute the same. In the event Payee exercises the conversion or purchase right specified by the provisions of this Note, any securities of S2C so acquired will be with the same investment intent.

9.  Restriction on Transfer.  Payee shall not transfer any of the Common Stock purchased hereunder until Payee has first given written notice to S2C describing briefly the manner of any such proposed transfer and until:

(a) S2C has received from counsel an opinion  satisfactory to S2C that such transfer can be made without compliance with the registration provisions of the applicable federal and state securities regulations or;

(b) a registration statement filed by S2C is declared effective or any and all action necessary to perfect an exemption is completed.

10.  Acceleration.  Upon the occurrence of any Event of Default under this Note, the entire unpaid principal sum of this Note, together with all accrued interest and other sums due hereunder, shall become immediately due and payable the election of Payee, without presentment, demand, protest or notice or protest of any kind, all of which are hereby expressly waived.

11.  Notices.  Any notice, demand, request or other communication under this Note shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the date of transmittal of such notice to such party by telecopier device capable of creating a written record of such notice and its receipt, with an original of such notice deposited in first class mail addressed as set forth below; or (c) forty-eight (48) hours following deposit of such notice in registered or certified mail, postage prepaid and return receipt requested, and addressed to such party at its address as hereinafter set fourth or such other address as the parties may hereafter designate:

To Payee:

0685797 BC Ltd (dba Trigate Financial)

c/o 1650-1188 West Georgia,

Vancouver, BC V6E 4A2

(Fax) 604-608-3562

To S2C:

S2C Global Systems, Inc.

1650-1188 West Georgia Street

Vancouver, BC V6E 4A2

(PH) 604-629-2461

(Fax) 604-608-3562

12.  Assignment.  Payee or any other holder of this Note shall not have the right to sell, assign or otherwise transfer, in whole or in part, this Note without the express written consent of S2C.

13.  Further Assurances.  S2C and Payee promptly shall make, execute, acknowledge and deliver, all such additional instruments, agreements and other documents as may at any time be requested to effectuate and carry out the purpose of this Note.

14.  Successors and Assigns.  This Note shall be binding on and inure to the benefit of the respective legal and personal representatives, devisees, heirs, executors, successors and assigns of Payee and S2C.

15.  Severability.  If any term or provision of this Note, or the application of it to any party or circumstance, is held to be invalid or unenforceable, the remainder of this Note, and the application of such term or provision to any other party or circumstance, shall not be affected thereby, the provisions of this Note being severable in any such instance.

16.  Maximum Interest Rate.  Notwithstanding the foregoing, the maximum total compensation that Holder shall be entitled to receive hereunder shall not exceed the maximum rate permitted under applicable law.

17.  Time of Essence.  Unless otherwise expressly set forth herein, all references in this Note to “days” shall mean and refer to calendar days. Time is of the essence of this Note and each and every provision and obligation hereunder.

18.  Lawful Money.  Principal, interest and all other sums payable hereunder unless otherwise stated shall be paid in lawful and immediately available money of the United States of America.

19.  Jurisdiction/Venue.  S2C and Payee hereby irrevocably submit to the jurisdiction and venue of any state court sitting in British Columbia in any action or proceeding brought to enforce or otherwise arising out of or related to this Note, and each hereby irrevocably waive to the fullest extent permitted by law any objection which it may now or hereafter have to the resting of such jurisdiction and venue in such forum, and hereby further irrevocably waives any claim that such forum is an inconvenient forum.

20.  Governing Law.  This Note shall be governed by and constructed in accordance with the internal laws of the Province of British Columbia, without reference to the provisions thereof regarding conflicts of law.

S2C:

PAYEE

S2C Global Systems, Inc.

0685797 BC Ltd

/s/ Harold Forzley

/s/ Roderick Bartlett

_________________________

_______________________

Authorized Signatory

Authorized Signatory